UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2015, Minerva Neurosciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB” and, together with Oxford, the “Lenders”), providing for term loans to the Company in an aggregate principal amount of up to $15 million, in two tranches.

The Company drew down the initial term loans in the aggregate principal amount of $10 million (the “Term A Loans”) on January 16, 2015. The Term A Loans bear interest at a fixed rate of 7.05% per annum. On or prior to March 31, 2016, the Company may borrow additional term loans (the “Term B Loans” and, together with the Term A Loans, the “Term Loans”) in the aggregate principal amount up to $5 million, subject to the satisfaction of certain borrowing conditions, including its achievement of primary endpoints on its Phase IIa trials for its MIN-117 and MIN-202 programs. The Term B Loans will bear interest at a fixed rate per annum of the greater of (i) 7.05% or (ii) the sum of (a) the prime rate reported in The Wall Street Journal three (3) business days prior to the funding date of the Term B Loans, plus (b) 3.80%.

The Company paid a facility fee of $75,000 for access to the Term Loans and will be required to pay a final payment of 4.45% (or, if the interest-only period is extended as described below, 5.10%) of the total amount borrowed. Through February 1, 2016, the Company is obligated only to make monthly interest payments on the outstanding principal balance on the Term A Loans, followed by thirty (30) months of equal principal and interest payments. If the Company raises at least $30,000,000 in capital (including at least $20,000,000 from the sale of equity securities) and completes the first dosing of its Phase I/II clinical trial for MIN-117 prior to December 31, 2015, the interest-only period will be extended an additional six (6) months and the repayment period will be reduced by six (6) months. The Term Loans mature on August 1, 2018. The Company may prepay all, but not less than all, of the loaned amount upon thirty (30) days’ advance notice to the Lenders, provided that the Company will be obligated to pay a prepayment fee equal to (i) 3% of the outstanding balance, if the loan is prepaid within twenty-four (24) months of the funding date, (ii), 2% of the outstanding balance, if the loan is prepaid between twenty-four (24) and thirty-six (36) months of the funding date and (iii) 1% of the outstanding balance, if the loan is prepaid thereafter (each, a “Prepayment Fee”).

While any amounts are outstanding under the credit facility, the Company is subject to a number of affirmative and restrictive covenants, including covenants regarding delivery of financial statements, maintenance of inventory, payment of taxes, maintenance of insurance, dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets, other than its intellectual property. The Company has also agreed not to pledge or otherwise encumber its intellectual property assets, except that it may grant certain exclusive and non-exclusive licenses of its intellectual property as set forth in the Loan Agreement. In addition, the Company pledged all of its equity interests in Minerva Neurosciences Securities Corporation and 65% of its equity interests in Mind-NRG, SA as security for its obligations under the Loan Agreement.

Upon the occurrence of certain events, including but not limited to the Company’s failure to satisfy its payment obligations under the Loan Agreement, the breach of certain of its other covenants under the Loan Agreement, or the occurrence of a material adverse change, the Lenders will have the right, among other remedies, to declare all principal and interest immediately due and payable, and will have the right to receive the final payment fee and, if the payment of principal and interest is due prior to maturity, the applicable Prepayment Fee.

Under the Loan Agreement, the Company agreed to issue the Lenders warrants (the “Warrants”) to purchase shares of its common stock, $0.0001 par value per share (“Common Stock”), upon its draw of each tranche of the Term Loans. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is equal to 2.25% of the amount drawn of such tranche, divided by the average closing price per share of Common Stock reported on the NASDAQ Global Market for the ten (10) consecutive trading days prior to the applicable draw.

On January 16, 2015, upon the draw of the Term A Loans, the Company issued the Lenders Warrants for an aggregate of 40,790 shares of Common Stock at a per share exercise price of $5.516. The Warrants are immediately exercisable upon issuance, and other than in connection with certain mergers or acquisitions, will expire on the ten-year anniversary of the date of issuance.

The foregoing description of the material terms of the Loan Agreement is subject to, and qualified in its entirety by reference to, the Loan Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to accredited investors in reliance upon the exemptions from registration under Section 4(2) of the Securities Act.

Item 8.01.	Other Events.

On January 20, 2015, the Company issued a press release announcing the entry into the loan agreement described in Item 1.01 in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of January 16, 2015, by and among Oxford Finance LLC, Silicon Valley Bank and Minerva Neurosciences, Inc.

99.1	Press Release issued by Minerva Neurosciences, Inc., dated January 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark Levine
Name:	Mark Levine
Title:	Vice President, General Counsel and Secretary

Date: January 20, 2015

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of January 16, 2015, by and among Oxford Finance LLC, Silicon Valley Bank and Minerva Neurosciences, Inc.

99.1	Press Release issued by Minerva Neurosciences, Inc., dated January 20, 2015.